                                                                   Exhibit 23(a)


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-96213 of Southwestern Electric Power Company on Form S-3 of our reports dated February 22, 2002, appearing in and incorporated by reference in this Annual Report on Form 10-K of Southwestern Electric Power Company for the year ended December 31, 2001.


/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Columbus, Ohio
March 28, 2002